Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy, Inc. Announces Notification of NYSE American Continued Listing Deficiency and Effectiveness of One-for-Twenty-Five Reverse Stock Split and its Scheduled Acquisition of Lineal Star Holdings

HOUSTON, TX / ACCESSWIRE / July 8, 2019 / Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”) based in Houston, Texas, announced today that, (a) it had received a deficiency letter (“Letter”) from NYSE American LLC (“NYSE American” or the “Exchange”) stating that the Company is not in compliance with the continued listing standards as set forth in Section 103(f)(v) of the NYSE American Company Guide (“Company Guide”); (b) that its previously announced 1-for-25 reverse stock split, is effective as of 12:01 a.m. Central Standard Time today, and will be reflected in the marketplace as of the open of trading; and (c) that its previously announced acquisition of Lineal Star Holdings (“Lineal”) is now scheduled to close later today.

NYSE Non-Compliance

The Letter stated that because the Company’s common stock had been trading for a low price per share for a substantial period of time, the Company was not in compliance with Section 1003(f)(v) of the Company Guide. The NYSE American staff determined that the Company’s continued listing is predicated on it effecting a reverse stock split of its common stock or otherwise demonstrating sustained price improvement within a reasonable period of time, which the staff determined to be until January 2, 2020. The Company undertook the reverse stock split, discussed below, in an effort to regain compliance with the listing standards set forth in the Company Guide and to avoid an automatic delisting of the Company’s common stock, which would occur if the Company’s common stock traded below $0.06 per share.

Reverse Stock Split

As previously disclosed, pursuant to the authorization provided by the Company’s stockholders at the Company’s February 19, 2019, annual meeting (pursuant to which the Company’s stockholders granted authority to the Board of Directors, in its sole discretion, to determine whether to proceed with a reverse stock split and, if the Board of Directors so determined, to select the reverse stock ratio, in a ratio of between 1-for-5 and 1-for-25), the Board of Directors approved, on July 1, 2018, a 1-for-25 reverse stock split of the Company’s issued and outstanding shares of common stock.

The effect of the reverse split was only to divide our issued and outstanding common stock by 25, the result of which (other than minimal changes due to rounding), is a purely mechanical change (in a ratio of 1-for-25) to our stock price (which will be adjusted upward by a factor of 25 at the open of trading), and issued and outstanding shares of common stock.

No fractional shares will be issued as a result of the reverse split, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-reverse stock split common stock to any shareholder who otherwise would have received a fractional share as a result of the reverse stock split.

All options, warrants and convertible securities of the Company outstanding immediately prior to the reverse stock split (to the extent they don’t provide otherwise) will be appropriately adjusted by dividing the number of shares of common stock into which the options, warrants and convertible securities are exercisable or convertible by 25 and multiplying the exercise or conversion price thereof by 25, as a result of the reverse stock split.

The reverse stock split does not affect the Company’s authorized common stock, preferred stock or previously designated series of preferred stock, except to affect, where applicable, the conversion rates and voting rights of such preferred stock.

ClearTrust, LLC, Camber’s transfer agent, will act as the exchange agent for the reverse stock split. Please contact ClearTrust, LLC for further information at (813) 235-4490.

Closing with Lineal

The planned closing of the acquisition of Lineal, www.LinealStar.com, pursuant to the Company’s previously disclosed non-binding letter of intent, is now scheduled for July 8, 2019. All required consents have been obtained and signatures have been obtained.

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More information regarding the deficiency letter from the Exchange and the 1-for-25 reverse stock split will be included in a Current Report on Form 8-K which the Company will file with the Securities and Exchange Commission on July 8, 2019. More information on the Lineal acquisition will be provided in a Form 8-K which the Company will file following the closing.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Texas Panhandle as well as other basins with a new focus on midstream and downstream pipeline integrity services, specialty construction and field services. For more information, please visit the Company’s website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third party consents; risks relating to funding we may never receive pursuant to the November 2018 Stock Purchase Agreement; risks relating to extensions and approvals provided by the NYSE American; risks related to potential future acquisitions or combinations, including, but not limited to its planned acquisition as previously disclosed, including, but not limited to the Company’s ability to structure the transaction described above in a tax free manner and the finalization of mutually acceptable definitive documents and terms relating thereto and the risk of not closing such transaction on a timely basis, if at all; and other risks described in Camber's most recent Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.